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EXHIBIT 24

POWER OF ATTORNEY

        Each person whose signature appears below hereby authorizes Peter B. Knepper, as attorney-in-fact and agent, with full powers of substitution, to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments to this Form 10-K, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

Signatures	Title	Date

/s/ RICHARD J. DAHL Richard J. Dahl	Chairman of the Board	September 15, 2008
/s/ JACK O. VANCE Jack O. Vance	Director	September 15, 2008
/s/ ROCHUS E. VOGT Rochus E. Vogt	Director	September 15, 2008
/s/ JAMES D. PLUMMER James D. Plummer	Director	September 15, 2008
/s/ ROBERT ATTIYEH Robert Attiyeh	Director	September 15, 2008
/s/ THOMAS A. LACEY Thomas A. Lacey	Director	September 15, 2008
/s/ MARY B. CRANSTON Mary B. Cranston	Director	September 15, 2008
/s/ OLEG KHAYKIN Oleg Khaykin	Director and Chief Executive Officer (Principal Executive Officer)	September 15, 2008

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  EXHIBIT 24
POWER OF ATTORNEY